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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): January 24, 2006

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                           Orleans Homebuilders, Inc.
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               (Exact Name of Registrant as Specified in Charter)

          Delaware                    1-6830                  59-0874323
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(State or Other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)             File Number)         Identification No.)


One Greenwood Square, Suite 101
3333 Street Road, Bensalem, PA                                19020
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(Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code: (215) 245-7500

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                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01              Entry into a Material Definitive Agreement.

            The information set forth in Item 2.03 below is incorporated by reference as if fully set forth herein.

ITEM 1.02              Termination of a Material Definitive Agreement

            The information set forth in Item 2.03 below is incorporated by reference as if fully set forth herein.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

         On January 26, 2006, Greenwood Financial, Inc., a wholly-owned subsidiary of Orleans Homebuilders, Inc. and other wholly-owned subsidiaries of Orleans Homebuilders, Inc. (the "Company"), as borrowers, and the Company, as guarantor, entered into an Amended and Restated Revolving Credit and Loan Agreement (the "Amended Credit Agreement") for a $650 Million Senior Secured Revolving Credit and Letter of Credit Facility with a group of lenders (the "Credit Facility"). The Amended Credit Agreement increased the borrowing limit from $500 million to $650 million, which may be increased to $750 million under certain circumstances. In connection with the Amended Credit Agreement, the Company entered into an amended Guaranty agreement.

         The Amended Credit Agreement is an amendment and restatement of the Company's prior credit facility entered into in December, 2004 and contains terms substantially similar to the terms of that prior credit facility, including specified financial ratios and covenants and default provisions. While the terms of the Amended Credit Facility are substantially similar to the terms of the prior credit facility, certain amendments were made, including amendments to: increase the amount available under the Credit Facility as described above; reduce the applicable non-default interest rate spread to 165 to 225 basis points from 175 to 237.5 basis points; extend the maturity of the Revolving Credit Facility to December, 2008; increase the Company's minimum tangible net worth to $180 million from $140 million; and increase certain advance rates with respect to certain classes of collateral by five to ten percent. The Company is currently in compliance with the covenants and financial ratios set forth in the Amended Credit Facility and intends to maintain compliance.

         Wachovia Capital Markets, LLC acted as Lead Arranger for the Revolving Credit Facility, with Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, Sovereign Bank, Manufacturers and Traders Trust Company and National City Bank as Documentation Agents and Firstrust Bank, Guaranty Bank, U.S. Bank National Association, Citizens Bank of Pennsylvania, Commerce Bank, N.A., Suntrust Bank, Amsouth Bank, Franklin Bank, SSB, Comerica Bank, Compass Bank, JPMorgan Chase Bank, N.A., LaSalle Bank, N.A., and Deutsche Bank Trust Company Americas as lenders.






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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ORLEANS HOMEBUILDERS, INC.


Dated: January 31,2006                     By: Joseph A. Santangelo
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                                              Joseph A. Santangelo
                                              Chief Financial Officer